As filed with the Commission on March 13, 2006    Commission File No. 333-130922


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Pre-Effective Amendment No. 1 to


                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               THRUST ENERGY CORP.
                 (Name of small business issuer in its charter)

           Nevada                     1311                       20-3373669
  (State of Jurisdiction)   (Primary Standard Industrial   (I.R.S. Employer
                              Classification Code Number)   Identification No.)


                             807-1050 Burrard Street
                      Vancouver, British Columbia  V6Z 2S3
                                  604-319-0488
          (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                            Carson City, Nevada 89706
                                  775-883-8484
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Title of Each Class   Proposed Maximum
of Securities to be   Number of Shares to be   Proposed Maximum               Proposed Maximum           Amount of
Registered            Registered               Offering Price per Share (1)   Aggregate Offering Price   Registration Fee

Common Stock          5,000,000                $ 0.10                         $ 500,000                  $ 53.50

Total                 5,000,000                $ 0.10                         $ 500,000                  $ 53.50

(1)     Estimated  solely  for  the purpose of calculating the registration fee in accordance with Rule 457(o) under the
Securities  Act  and  based  upon  5,000,000  shares  of  common  stock  to  be  sold  in  this  Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                             PRELIMINARY PROSPECTUS
                              SUBJECT TO COMPLETION

                              DATED MARCH 13, 2006



                               THRUST ENERGY CORP.
                  1,250,000 TO 5,000,000 SHARES OF COMMON STOCK
                             PRICE: $0.10 PER SHARE

This is an initial public offering of shares of common stock of Thrust Energy Corp. We will be selling a minimum of 1,250,000 and a maximum of 5,000,000 shares of our common stock in this Offering at $0.10 per share. Our President will offer and sell the shares on a best efforts basis on our behalf. We will not disburse the funds until we have sold at least 1,250,000 shares.

We will deposit all proceeds of this Offering into a non-interest bearing escrow account held by Transfer Online, Ltd., in Portland, Oregon. If we are unable to sell at least 1,250,000 shares within 90 days, we will promptly return all funds, without interest or deductions to subscribers. The Offering will remain open until the earlier of the date that all offered shares are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least the first 1,250,000 shares. We may decide to cease selling efforts prior to such date.

No broker-dealer is participating in this Offering and no sales commission will be paid to any person in connection with this Offering. There is no market for the securities. The common stock is not listed on any national exchange or the NASDAQ Stock Market. The offering price for our common stock was arbitrarily determined and may not reflect the market price of our shares after the Offering.

AN INVESTMENT IN OUR STOCK IS EXTREMELY SPECULATIVE AND INVOLVES SEVERAL SIGNIFICANT RISKS. YOU ARE CAUTIONED NOT TO INVEST UNLESS YOU CAN AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 5 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




                          PRICE TO PUBLIC   UNDERWRITING DISCOUNTS  PROCEEDS TO THE
                                PER SHARE          AND COMMISSIONS      COMPANY (1)
Per Share                 $          0.10   Nil                     $          0.10

Maximum 5,000,000 shares  $       500,000   Nil                     $       500,000

Minimum 1,250,000 shares  $       125,000   Nil                     $       125,000


(1)     Proceeds  to Thrust Energy Corp. are shown before deducting offering expenses payable  by  us estimated at $25,000, including professional fees.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is March 13, 2006.

                                TABLE OF CONTENTS

                                                                            Page

                                TABLE OF CONTENTS

                                                                            Page


Prospectus  Summary............................................................3
Risk  Factors..................................................................5
Forward-Looking  Statements...................................................12
Use  of  Proceeds.............................................................12
Determination  of  Offering  Price............................................13
Dilution......................................................................13
Market  For  Common  Equity  and  Related  Stockholder  Matters...............14
Description  of  Business.....................................................14
Description  of  Property.....................................................20
Management's  Discussion  and  Analysis  and  Plan  of  Operations............20
Legal  Proceedings............................................................22
Directors,  Executive  Officers,  Promoters  and  Control  Persons............23
Executive  Compensation.......................................................24
Certain  Relationships  and  Related  Transactions............................24
Security  Ownership  of  Certain  Beneficial  Owners  and  Management.........25
Plan  of  Distribution........................................................26
Description  of  Securities...................................................28
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities...................................................................29
Legal  Matters................................................................30
Experts.......................................................................30
Changes in and Disagreements With Accountants on Accounting and Financial
Disclosure....................................................................30
Available  Information........................................................30
Index  to  Financial  Statements.............................................F-1

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY AND PARTICULARLY THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 5.

THRUST  ENERGY  CORP.

     We  were  incorporated on September 15, 2004 under the laws of the State of

Nevada.  From  inception  through  November  30,  2005  our operations have been primarily limited to organizing our company and acquiring our first oil and gas property. Our principal office is located at 807-1050 Burrard Street in Vancouver, British Columbia V6Z 2S3. Telephone: (604) 319-0488. Facsimile:
(604)  687-3253.

     We are an exploration stage oil and gas company. Since our business requires significant capital and we have limited assets and resources, we will initially participate in the oil and gas industry by acquiring undivided working interests in small oil and gas exploration properties and non-operating interests in both producing and exploration projects throughout the United

States and Canada. We cannot provide any timetable for the drilling of a well or the earning of any revenue that may result from well production. Investment in exploration oil and gas properties is highly speculative, so that we cannot give any assurance that commercial quantities of oil or gas will be found on an exploration project in which we have invested. We may lose our entire investment in the project.



     We have earned no revenue since inception. From inception through November 30, 2005, we incurred a net loss of $(7,817), an accumulated shareholder deficit of $(7,109), and an accumulated negative tangible book value of $(21,003). Further losses are anticipated in the development of our business. We have limited financial resources and require additional financing to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to acquire profitable oil and gas interests, generate revenue from our planned business operations, and control exploration cost.

     We presently have no oil or gas reserves, or production. We own a single oil and gas lease covering 346.16 undeveloped acres in Jim Wells County, Texas, which provides us with a 100% working interest, and a corresponding 75% net revenue interest in the prospect. We do not presently have sufficient capital to drill a test well and we do not intend to use the proceeds from this Offering to do so. We intend to seek additional financing for any drilling activities.


     We do not have any customers and we have not adopted any sales and marketing plan.



     Our management is not experienced in the oil and gas industry. We will therefore rely on consultants to identify, evaluate and structure the acquisition of suitable oil and gas interests. We will also rely on third party sources of outsourced drilling and exploration services as appropriate. We have not looked for or talked to any geologist, geoscientist or engineer who will perform work for us in the future, and we do not intend to do so until we complete this Offering.

     We currently have no employees other than our two officers and directors, each of whom will only be devoting six hours per week, to our operations. We do not intend to hire any employees for the next twelve months.

     We are controlled by Thomas Mills and Lou Hilford, our founders, sole officers and directors, and majority shareholders. If we are able to sell all of the offered shares they will still own 67% of our voting stock.


     We have no operating history on which to base an evaluation of our business and prospects. Prospective purchasers of our stock should be aware of the difficulties normally encountered by new oil and gas companies and the high rate of failure of such enterprises. These risks include without limitation the fact that initial acquisitions may deplete available start-up capital and not yield commercially producible quantities of oil or gas. Unless some of our initial acquisitions result in oil or gas production, our business will most likely fail.

THE  OFFERING

SECURITIES OFFERED     common stock, par value $0.0001
                       -  minimum of 1,250,000 shares
                       -  maximum of 5,000,000 shares

OFFERING PRICE         $0.10  per  share

OFFERING PERIOD        The Offering will remain open until the earlier of the
                       date that all shares offered are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least the first 1,250,000 shares. We may decide to cease selling efforts prior to such date.

NET PROCEEDS TO US     Minimum:  approximately $100,000 after estimated expenses
                       of $25,000 assuming sale of 1,250,000 shares

                       Maximum: approximately $475,000 after estimated expenses of $25,000 assuming sale of 5,000,000 shares

USE OF PROCEEDS        We will use the proceeds to pay for offering expenses,
                       debt repayment, consulting fees, preparation of an exploration plan, acquisition of oil and gas interests, a title opinion, lease rental and office expenses.

NUMBER OF SHARES
OUTSTANDING BEFORE     10,000,000
THE OFFERING

NUMBER OF SHARES       Minimum:  11,250,000 assuming sale of 1,250,000 shares
OUTSTANDING AFTER
THE OFFERING           Maximum:  15,000,000 assuming sale of 5,000,000 shares



SUMMARY  OF  SELECTED  FINANCIAL  DATA


We are an exploration stage company. From the date of our inception on September 15, 2004, to November 30, 2005 we have not generated any revenue from operations. As of November 30, 2005 our financial data is as follows:

                                                  As at or for the period from
                                                  September 15, 2004 (inception)
                                                  to November 30, 2005
OPERATIONS  DATA
Revenue                                           $       0
Net  Loss                                         $   7,817

BALANCE  SHEET  DATA
Total Assets                                      $  25,437
Total Liabilities                                 $  32,546
Shareholder Equity                                $  (7,109)
Negative Net Tangible Book Value                  $ (21,003)
Negative Net Tangible Book Value Per Share        $   (0.00)

                                  RISK FACTORS


PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING OUR COMMON STOCK IN THIS OFFERING. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND INVESTORS COULD LOSE ALL OR PART OF THEIR INVESTMENT.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.

     We are a newly organized development stage corporation and have a no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. From inception through November 30, 2005 we incurred a net loss of $(7,817) and an accumulated negative tangible book value of $(21,003). There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment. Prospective purchasers of our stock should be aware of the difficulties normally encountered by new oil and gas companies and the high rate of failure of such enterprises. These risks include without limitation the fact that our initial acquisitions may deplete available start-up capital and not result in commercially producible quantities of oil or gas. Unless some of our initial acquisitions result in oil or gas production, our business will most likely fail. In evaluating our business and prospects, these difficulties should be considered.

IF WE ARE UNABLE TO CONTINUE OPERATIONS AS A GOING CONCERN, INVESTORS MAY LOSE THEIR INVESTMENT.


     The report of our independent auditors that accompanies our August 31, 2005 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent upon raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow then we will not be able to continue operations and our shareholders may lose their investment.


IF WE ARE UNABLE TO SECURE ADDITIONAL FINANCING WE WILL BE UNABLE TO EXPLORE OUR CURRENT PROPERTY OR EXPAND OUR OPERATIONS AND MAY PREVENT US FROM EARNING REVENUE.


     Although we have sufficient capital resources to sustain our current level of operations for the next twelve months, our business model contemplates the exploration of the La Vaca Prospect and other exploration properties acquired from the proceeds of this Offering. We intend to rely on external sources of financing to meet the capital requirements associated with the exploration of these properties. We also intend to make offers to acquire non-operating interests in both producing and exploration projects in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially. We plan to obtain the future funding that we will need through the issuance of debt instruments and the sale of our stock, but we cannot give any assurance that we will be able to obtain additional funding on commercially acceptable terms when it is required. If we fail to obtain the funding when it is needed, we may be required to forego or delay potentially valuable opportunities to acquire oil and gas interests or we may default on future anticipated funding commitments to third parties and forfeit or dilute our rights in future anticipated oil and gas interests.

IF WE ARE UNABLE TO ACQUIRE OIL AND GAS INTERESTS THAT WILL YIELD COMMERCIALLY PRODUCIBLE QUANTITIES OF OIL AND GAS, WE WILL NOT BE ABLE TO EARN REVENUE.


     Our success will depend upon our ability to acquire interests in properties that ultimately produce commercial quantities of oil or gas. We have no history of acquiring such interests. Without such interests, we will not be able to generate revenue or build reserves. The successful acquisition of oil and gas interests requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. Our management has no experience with such assessments and will be relying upon advice from independent consultants to make their decisions in that regard. Furthermore, any project in which we acquire an interest may be curtailed, delayed or canceled because of a lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and work interruptions.

IF MARKET CONDITIONS OR OPERATIONAL IMPEDIMENTS HINDER OUR ACCESS TO OIL AND NATURAL GAS MARKETS OR DELAY OUR PRODUCTION, WE MAY BE UNABLE TO EARN REVENUE.

     Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for a lack of a market or because of inadequacy or unavailability of natural gas pipeline or gathering system capacity. If that were to occur, then we would be unable to realize revenue from those wells until production arrangements were made to deliver to market.

IF OUR EXPLORATION AND DEVELOPMENT PROJECTS PROVE UNSUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

     An investment in our company should be considered highly speculative due to the nature of our involvement in the exploration of oil and gas. Oil and gas exploration involves a high degree of risk that even a combination of experience, knowledge, and careful evaluation may not be able to overcome. Exploratory drilling is subject to numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. The cost to drill, complete and operate wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors including unexpected drilling conditions, abnormal pressures, equipment failures, premature declines of reservoirs, blow-outs, sour gas releases, fires, spills or other accidents, as well as weather conditions, compliance with governmental requirements, delays in receiving governmental approvals or permits, unexpected environmental issues and shortages or delays in the delivery of equipment. If we drill wells that fail to produce commercial quantities of oil or gas, we may deplete our available capital so that without additional financing we may be forced to cease operations.

     Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenue to return a profit after exploration, drilling, operating and other costs. Completion of wells does not ensure a profit on the investment or recovery of exploration, drilling, completion and operating costs. Drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect production. Adverse conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity, or other geological and mechanical conditions.


THE SELECTION OF OIL AND GAS PROJECTS INVOLVES NUMEROUS RISKS UNRELATED TO THE PRESENCE OR ABSENCE OF RECOVERABLE RESERVES WHICH, IF REALIZED, COULD HARM OUR BUSINESS AND RESULT IN THE LOSS OF OUR SHAREHOLDERS' INVESTMENT.


     Even though we intend to perform a review of each project we decide to pursue that we believe will be consistent with industry practice, reviews of this nature are often limited in scope. Moreover, these reviews may not reveal all existing or potential problems nor will they permit us to become sufficiently familiar with the related properties to fully assess their deficiencies and capabilities. In addition, inspections may not always be performed on every platform or well, and structural or environmental problems may not be observable even when an inspection is undertaken. Even when problems are identified, the seller or lessor may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are generally not entitled to contractual indemnification for environmental liabilities, and we may be required to pursue many projects on an "as is" basis. Accordingly, we may be required to make significant expenditures to cure environmental contamination relating to acquired properties. If we are unable to remedy or cure any title defect or potential environmental problem of a nature such that drilling operations on the property would not be prudent, we could suffer a loss of our entire investment in the property.

TITLE DEFICIENCIES COULD RENDER OUR LEASES WORTHLESS AND RESULT IN SUBSTANTIAL LOSSES TO OUR BUSINESS.

     We have historically relied upon the judgment of oil and gas lease brokers or landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest. This is customary practice in the oil and gas industry. However, we anticipate that we, or the person or company acting as operator of the wells located on the properties that we lease, will examine title prior to commencing drilling operations. Even after taking these precautions, deficiencies in the marketability of the title to the leases may still arise. The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business.


IF THE RESERVE ESTIMATES ON WHICH WE HEAVILY RELY ARE WRONG, THEN IT IS UNLIKELY THAT OUR INVESTMENTS IN OIL AND GAS PROPERTIES WILL EVER GENERATE REVENUE.


     The oil and gas reserve information that we will use in evaluating prospective interests based on reserve estimates involving a great deal of uncertainty. Different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and gas exists at a particular location, and whether oil and gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves can differ from estimates.

     Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and gas can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with drilling and production sites, availability of enhanced recovery techniques, ability to transport oil and gas to markets and governmental and other regulatory factors, such as taxes and environmental laws. A negative change in any one or more of these factors could result in quantities of oil and gas previously estimated as proved reserves becoming uneconomic. For example, a decline in the market price of oil or gas to an amount that is less than the cost of recovery of such oil and gas in a particular location could make production commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flows from estimated reserves.

VOLATILITY OF OIL AND GAS PRICES AND MARKETS COULD MAKE IT DIFFICULT FOR US TO REACH AND SUSTAIN PROFITABILITY.

     Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to, the war in the Middle East and actions of the Organization of Petroleum Exporting Countries and its maintenance of production constraints, the U.S. economic environment, weather conditions, the availability of alternate fuel sources, transportation interruption, the impact of drilling levels on crude oil and gas supply, and the environmental and access issues that could limit future drilling activities for the industry.

     Our ability to obtain and sustain profitability is substantially dependent on prevailing prices for oil and gas. Price changes directly affect revenue and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenue and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment. We do not currently engage in any hedging program to mitigate our exposure to fluctuations in oil and gas prices.

     Changes in commodity prices may also significantly affect our ability to estimate the value of oil and gas interests for acquisition and divestiture, as buyers and sellers have difficulty agreeing on the value of the interests. Price volatility also makes it difficult to budget for and project the return on acquisitions. We expect that commodity prices will continue to fluctuate significantly in the future.

THE COST OF COMPLYING WITH ENVIRONMENTAL AND OTHER GOVERNMENT REGULATIONS COULD PREVENT US FROM BECOMING PROFITABLE AND CONTINUING OPERATIONS.

     Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling, restrict the substances that can be released into the environment with drilling and production activities, limit or prohibit drilling activities on protected areas such as wetlands or wilderness areas, require that reclamation measures be taken to prevent pollution from former operations, require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater, and require remedial measures to be taken with respect to property designated as a contaminated site.

     Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We will maintain limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages will be available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

     The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.


INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IF WE ARE UNABLE TO SUCCESSFULLY COMPETE IN THE HIGHLY COMPETITIVE OIL AND GAS INDUSTRY.


     The oil and gas industry is highly competitive. We compete with oil and gas companies and other individual producers and operators, the vast majority of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can. Our competitors may be able to pay more for productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of interests than we can. Our ability to acquire additional oil and gas interests in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable interests, implement advanced technologies and consummate transactions in a highly competitive environment.

EVEN IF ALL THE OFFERED SHARES ARE SOLD, OUR OFFICERS AND DIRECTORS WILL OWN A CONTROLLING PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, WHICH WILL ALLOW THEM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

     Upon selling the minimum number of offered shares our directors and executive officers will collectively own 89% of our outstanding common stock (67% if the maximum number of offered shares are sold). Accordingly, these stockholders, as a group, will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the

approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our articles of incorporation do not provide for cumulative voting.


SINCE OUR MANAGEMENT HAS NO EXPERIENCE IN OIL AND GAS EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.



     Our directors and officers have no oil and gas experience. Neither of them has any technical training in either oil or gas producing operations. As a result of this inexperience, all business decisions made by them regarding oil and gas acquisition and exploration will be in reliance on the advice of others. We intend to retain qualified persons on a contract basis as needed from time to time to identify, evaluate and structure suitable oil and gas investment opportunities. We have not looked for or talked to any geologist, geoscientist or engineer who will perform work for us in the future, and we do not intend to do so until we complete this Offering. If reliable advice is not available, it is likely that our business will fail.



SINCE MESSRS. MILLS AND HILFORD HAVE OTHER BUSINESS INTERESTS, THEY WILL ONLY BE DEVOTING 15% OF THEIR TIME (SIX HOURS PER WEEK) TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.


     Since Messrs. Mills and Hilford, our sole officers and directors, have other outside business activities, they will only be devoting 15% of their time, or six hours per week, to our operations. As a result, our operations may be sporadic and occur at times that are convenient to Messrs. Mills and Hilford. Consequently, our business activities may be periodically interrupted or suspended.

OUR RELIANCE ON THIRD PARTY VENDORS FOR OUTSOURCED SERVICES MAY RESULT IN UNANTICIPATED COSTS THAT COULD PREVENT OUR OPERATIONS FROM BECOMING PROFITABLE.

     To maximize the use of our otherwise limited capital and human resources, we intend to rely on third party vendors for outsourced drilling, exploration and other operational services. While we expect that this will allow us to achieve cost savings and operational efficiencies, the use of outsourced resources could expose us to greater risk should we be unable to source critical vendors on a cost budgeted and timely basis. Furthermore, the use of outsourced resources could minimize our ability to control the work product and accountability of such vendors.

SINCE OUR OFFICERS AND DIRECTORS ARE NOT LOCATED IN THE UNITED STATES, INVESTORS WISHING TO EFFECT LEGAL SERVICE AGAINST THEM WILL HAVE DIFFICULTY DOING SO, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO STRICTLY ENFORCE THEIR LEGAL RIGHTS.

     We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of any of our officers or directors. Our directors and officers are residents of Canada and neither of them have an agent for service in the United States. Therefore, it may be difficult for a resident of a country other than Canada to serve Messrs. Mills and Hilford with legal process or a demand or notice.

INVESTORS WILL EXPERIENCE AN IMMEDIATE AND SIGNIFICANT DILUTION OF THEIR INTEREST IF ANY SECURITIES REGISTERED HEREUNDER ARE SOLD

     The offering price of our shares was arbitrarily determined and substantially exceeds the value of our assets after subtracting our liabilities. The offering price is also substantially higher than the price paid by our directors and officers for their controlling interest in us. Therefore, purchasers of the shares in this Offering will experience an immediate and significant dilution of their interest if any securities registered hereunder are sold. We have included more complete information regarding dilution in the section below titled "Dilution."


WE WILL SEEK TO RAISE ADDITIONAL FUNDS IN THE FUTURE, AND SUCH ADDITIONAL FUNDING MAY BE DILUTIVE TO SHAREHOLDERS OR IMPOSE OPERATIONAL RESTRICTIONS.

     We expect to seek additional capital to help fund our acquisition, exploration and development of oil and gas properties. If additional capital is raised through the issuance of equity securities, the percentage ownership of our shareholders will be reduced. These shareholders may experience dilution in net book value per share. Furthermore, any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock. Debt financing, if available, may involve restrictive covenants that could limit our operating flexibility.


PENNY  STOCK  RULES

     As the shares of our common stock are penny stock, many brokers are unwilling to effect transactions in that common stock which can make it difficult for a shareholder to sell his or her shares of that common stock if a market develops for that common stock.

     Our common stock is defined as a penny stock pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

     - Deliver to the customer, and obtain a written receipt for, a disclosure document;
     -  Disclose  certain  price  information  about  the  penny  stock;
     - Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
     - Send monthly statements to customers with market and price information about the penny stock; and
     - In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

     Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

SINCE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, INVESTORS MAY NOT BE ABLE TO RESELL THEIR STOCK.

     Currently, our common stock is not listed or quoted upon any established trading system. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. Consequently, it may be difficult or impossible for investors to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive.

SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY SELLING THEIR SHARES OF OUR COMMON STOCK.


     We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. Therefore, we do not anticipate declaring or paying dividends in the foreseeable future. Furthermore, payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors.


WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR SHAREHOLDERS' INVESTMENT.


     Our Articles of Incorporation authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.0001 per share. The authorized but unissued preferred stock may be issued by the Board of Directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the Board of Directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our Board of Directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

                           FORWARD-LOOKING STATEMENTS

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

                                 USE OF PROCEEDS

Our offering is being made on a $125,000 minimum and $500,000 maximum, best-efforts, self-underwritten basis. The table below sets forth the use of proceeds if 25% (minimum), 50%, 75% and 100% (maximum) of the Offering is sold.



                                    25%            50%            75%          100%
                                 1,250,000      2,500,000      3,750,000     5,000,000
                               SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
---------------------------------------------------------------------------------------
Gross Proceeds                 $    125,000   $    250,000   $    375,000   $  500,000
Offering Expenses                    25,000         25,000         25,000       25,000
---------------------------------------------------------------------------------------
Net Proceeds                   $    100,000   $    225,000   $    350,000   $  475,000

Consulting Fees                       5,000         10,000         20,000       20,000
Exploration Plan                          -              -              -       35,000
Non-operating Interests              75,000        190,000        250,000      250,000
Exploration Properties                    -              -         50,000      100,000
Title Opinion                             -              -              -       25,000
Professional Services                10,000         15,000         20,000       35,000
Lease Rental                          5,000          5,000          5,000        5,000
Office, Stationary, Telephone         5,000          5,000          5,000        5,000
---------------------------------------------------------------------------------------
Total Use of Proceeds          $    100,000   $    225,000   $    350,000   $  475,000
=======================================================================================


     Consulting Fees refer to the fees charged by qualified independent consultants to advise our officers and assist in the assessment and pursuit of acquisitions of oil and gas interests. We have not selected a consultant and will not do so until we have completed this Offering.

     Exploration Plan means all costs associated with the assessment of the La Vaca Prospect by a qualified independent consultant and the preparation of a plan for its exploration, including the location and depth of a test well.

     Non-operating Interests refer to all expenses involved in acquiring interests in both producing and exploration oil and gas projects throughout the United States and Canada that we will not operate. We intend to spend $50,000 of the proceeds from this Offering to acquire a non-operating interest in a producing project, but if we are unable to find such an opportunity we will use the proceeds to acquire non-operating interests in exploration projects.

     Exploration Properties mean all expenses involved in the acquisition of operating interests in oil and gas properties throughout the United States and Canada for the purpose of exploration and development.

     Title Opinion means all legal fees and disbursements arising from an examination of title to the La Vaca Prospect and the issuance of an opinion concerning same.

     Professional Services include general legal and accounting services and resident agent costs.




                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.


                                    DILUTION


     On November 30, 2005, we had a negative tangible book value of $(21,003) or $(0.00) per share. Negative tangible book value per share is determined by dividing our total negative tangible book value at November 30, 2005, by the number of shares of common stock outstanding. The offering price of $0.10 per share substantially exceeds the value of our assets after subtracting our liabilities. Therefore, all current shareholders will realize an immediate increase of $0.01 per share in the net tangible book value of their shares held prior to this Offering if the minimum is sold, and an increase of $0.03 per share if the maximum is sold. Purchasers of the shares in this Offering will realize an immediate dilution of $0.09 per share in the net tangible book value of their shares if the minimum is sold, and an immediate dilution of $0.07 per share if the maximum is sold.


     The following table illustrates the increase to existing shareholders and the dilution to purchasers in this Offering in their net tangible book value per share, before deducting estimated offering expenses. This table does not take into account any other changes in the net tangible book value of our shares occurring  after  November  30,  2005.





                                                                               MINIMUM      MAXIMUM

Number of shares sold                                                         1,250,000    5,000,000
Gross proceeds                                                               $  125,000   $  500,000

Offering price per share                                                     $     0.10   $     0.10
  Net tangible book value per share at November 30, 2005                     $    (0.00)  $    (0.00)
  Increase in net tangible book value per share attributable to the sale of
    1,250,000 (minimum) and 5,000,000 (maximum) shares                       $     0.01   $     0.03
Net tangible book value per share at November 30, 2005
as adjusted for the sale of shares                                           $     0.01   $     0.03
Dilution per share to new investors in this Offering                         $     0.09   $     0.07


     We may seek additional equity financing in the future, which may cause additional dilution to investors in this Offering, and a reduction in their equity interest. The holders of the shares purchased in this Offering will have no preemptive rights to purchase any shares we issue in the future in connection with any additional equity financing.


     The table below sets forth as of November 30, 2005, the difference between the number of shares purchased and total consideration paid for those shares by existing shareholders, compared to shares purchased by new investors in this Offering without taking into account any offering expenses. If the minimum number of shares are sold in this Offering, purchasers will contribute 99.6% of our share capital but will collectively own only 11% of our issued and outstanding shares. If the maximum number of shares are sold in this Offering, purchasers will contribute 99.9% of our share capital but will collectively own only 33% of our issued and outstanding shares.

                           TOTAL NUMBER OF SHARES PURCHASED           TOTAL CONSIDERATION AND AVERAGE PER SHARE PRICE
                               MINIMUM              MAXIMUM                   MINIMUM                    MAXIMUM
                                   PERCENT              PERCENT     AMOUNT    PERCENT  AVERAGE  AMOUNT   PERCENT  AVERAGE
                       NUMBER        (%)    NUMBER        (%)        ($)        (%)      ($)     ($)       (%)      ($)

Existing shareholders  10,000,000    89     10,000,000    67        500         0.4    0.00005      500    0.1    0.00005

New shareholders        1,250,000    11      5,000,000    33        125,000    99.6    0.10     500,000   99.9    0.10

Total                  11,250,000   100     15,000,000   100        125,500   100.0    0.01     500,500  100.0    0.03


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK


     There is presently no public market for our common stock. We anticipate making an application for quotation of our common stock on the NASD OTC bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we have not made any arrangement with a market maker to seek quotation, and we cannot provide any assurance that our shares will be quoted on the bulletin board or, if traded, that a public market will materialize.


HOLDERS

     There  are  presently  two  shareholders  of  record for the common shares.


                             DESCRIPTION OF BUSINESS

GENERAL

     We were incorporated in the State of Nevada on September 15, 2004. Our office is located at 807-1050 Burrard Street, Vancouver, British Columbia, Canada V6Z 2S3. We have no subsidiaries. Our telephone number is (604) 319-0488. Our facsimile number is (604) 687-3253. Our President, Mr. Mills, provides this office space on a rent-free basis.

     On November 30, 2005, we effected a 2 for 1 forward split of our issued and outstanding shares of common stock. As a result of the stock split, our issued and outstanding common stock increased from 5,000,000 shares to 10,000,000 shares. Any reference in this prospectus to our common stock is stated on a post-stock split basis, unless otherwise indicated.

BUSINESS

     We are an exploration stage oil and gas company. Since our business requires significant capital and we have limited assets and resources, we will initially participate in the oil and gas industry by acquiring undivided working interests in small oil and gas exploration properties and non-operating interests in both producing and exploration projects throughout the United States and Canada. There can be no assurance that we will be successful in our exploration and investment activities. The oil and gas business involves numerous risks. See "Risk Factors" on page 5. A "working interest" is an interest in a well that bears the drilling and operating expenses thereof. A "non-operating interest" is a working interest for which the owner does not operate the well.


     Our management is not experienced in the oil and gas industry. We will therefore rely on consultants to identify, evaluate and structure suitable oil and gas acquisition opportunities. We have not sought out or talked to any geologist, geoscientist or engineer qualified to provide such services. We do not intend to do so until we complete this Offering. With the assistance of our consultants and, to a lesser extent, unsolicited submissions, we intend to evaluate potential acquisitions of oil and gas interests in the United States and Canada that may become available on acceptable terms and that have the potential to provide us with production revenue and reserves.

     We will rely on third parties for outsourced drilling and exploration services as appropriate. By outsourcing an appropriate level of the capital-intensive aspects of our business, we expect to achieve significant cost savings and operational efficiencies. We believe that our business model will permit us to maximize the use of our otherwise limited resources, reduce the risk of unsuccessful drilling efforts, and capitalize on the experience of our consultants.

     To date, we have chosen to focus our acquisition and exploration activities in the State of Texas. This region is characterized by potentially long-lived reserves with predictable and relatively low production depletion rates, multiple geologic targets that decrease risk, lower service costs than in more competitive or remote areas, a favorable regulatory environment that encourages drilling efforts, and limited federal land or land access impediments. We will, however, consider any prospective oil and gas projects located in the United States or Canada that we believe may yield commercially producible amounts of oil or gas.

     We have not earned any revenue since our inception and presently have negative cash flow. Our initial efforts upon completing this Offering will be to use part of the proceeds to acquire non-operating interests in projects that are already producing oil or natural gas, and thereby generate positive cash flow to fund operations and re-investment in other oil and gas projects. We also intend to use part of the proceeds from this Offering to acquire non-operating interests in exploration projects, but these investments have a higher risk and are less likely to generate revenue.


     We  currently have no reserves of oil or gas and no production.  Our assets are presently limited to cash and the La Vaca Prospect, a single oil and gas lease covering 346.16 undeveloped acres in Jim Wells County, Texas, that provides us with a 100% working interest, and a corresponding 75% net revenue interest. A "working interest" refers to the rights granted to the lessee of a property to explore for, and produce and own, oil, gas, or other minerals. The "net revenue interest" is the working interest less, any leasehold royalty interests held by third parties. "Undeveloped acreage" is lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves. If we are successful in selling all of the offered shares, we intend to use part of the proceeds from this Offering to purchase undivided working interests in other oil and gas exploration properties throughout the United States and Canada.


STRATEGY

     We will regularly review exploration opportunities generated by our management and consultants. We will generally seek to acquire and explore properties that are located in regions having established production history and infrastructure, or current production levels with proven and potential reserve upside opportunities. In some cases, we may acquire higher risk undeveloped acreage based on available information suggesting the potential for commercially producible reserves and a favorable risk-based economic evaluation of production and price scenarios.

     Our selection of exploration properties will be based primarily on available information gathered from historical records and drill logs, geologic and engineering data, surrounding production from similar wells and ease of access. The cost of obtaining such information will be unique to each property we may acquire in the future and cannot presently be estimated. Due to the expense of 3-D seismic data we do not intend to obtain such information with respect to the La Vaca Prospect or any property we acquire from the proceeds of this Offering. 3-D seismic is the method by which a three dimensional image of the earth's subsurface is created through the interpretation of reflection seismic data collected over a surface grid. A 3-D seismic survey allows for a more detailed understanding of the subsurface than does a 2-D seismic survey and contributes significantly to field appraisal, exploitation and production. Without a 3-D seismic survey it is much more likely that our drilling efforts will be unsuccessful.


     Prior to any acquisition, we intend to perform a review of the subject property generally consistent with industry practices. Such a review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the property to assess fully its deficiencies or potential value. Inspections of the property may not be practicable and existing problems may not be observable even in those cases where an inspection is undertaken. We may assume existing liabilities, including environmental liabilities, upon such an acquisition and would likely acquire interests in such a property on an "as is" basis.

     Due to our limited assets and resources, we will be circumscribed in the type and quality of properties that we will be able to acquire. This may result in us being able to acquire only small leaseholds in areas with proven producing horizons (geological formations with a history of oil or gas production), or leaseholds in higher risk properties. We may also be required to enter into various forms of joint arrangements with unrelated companies, whereby the parties agree to share the costs of exploration, as well as the costs of and any revenue from a discovery. Such arrangements do not always equate the proportion of expenditures undertaken by a party with the share of revenue to be received by such party. There can be no assurance that we will be able to find acceptable properties for exploration, or if we do, that we will be successful in locating commercially producible reserves of oil or gas. We have not identified any prospective properties for acquisition and it is not likely that additional properties will be acquired until we have attained additional capitalization, either through this Offering or from other sources.


     When  we  acquire  a  working  interest  in an exploration property we will assess the potential reserves of oil and gas, future oil and gas prices, operating costs, potential environmental liability, and other risks and factors beyond our control. Such an assessment is necessarily inexact and its accuracy is inherently uncertain. Based on this assessment we will determine the degree to which we will participate in exploration drilling. We plan to finance any such participation from available capital. But, when available capital is insufficient, we plan to finance our participation through the issuance of debt instruments and the sale of our stock. We do not presently have sufficient capital to perform any exploration and there can be no assurance that we ever will.

     In the right circumstances, we will assume the entire risk of exploration. Alternatively, we may determine that it will be more beneficial to invite industry participants to share the risk and the reward of the prospect by financing some or all of the costs of drilling contemplated wells. In such cases, we may retain a carried working interest or a reversionary interest, or we may be required to finance all or a portion of our proportional interest in the prospect. Although this approach will reduce our potential return should the drilling operations prove successful, it will also reduce our risk and financial commitment to a particular prospect. A "carried working interest" is an oil or gas interest that has no obligation for operating costs, which are instead borne by the owner or owners of the remaining interest in the property. A "reversionary interest" is a fractional interest reserved by the owner of a whole interest when the balance of the whole interest is transferred to another party.


     As is customary in the oil and gas industry, we will conduct a preliminary title examination at the time that we acquire an exploration property. We will rely upon the brokers of each property to conduct the title examination. Before committing substantial resources such as obtaining necessary permits and preparing for drilling on a leased property, we will engage an attorney to provide a title opinion on the property. We will perform necessary curative work with respect to any significant defects in title prior to proceeding with operations.

     We also plan to evaluate and pursue from time-to-time opportunities to acquire non-operating interests in both producing and exploratory oil and gas projects with a view towards generating revenue and a significant reserve base. This approach will allow us to diversify into a larger number of prospects at a lower cost per prospect. We intend to use part of the proceeds from this Offering to make our initial acquisition of non-operating interests in oil and gas projects (please, see "Use of Proceeds" on page 12). There can be no assurance, however, that such non-operating interests will be available to us on acceptable terms.


CURRENT  PROJECTS

     To date we have acquired from independent third parties a 100% working interest, and a corresponding 75% net revenue interest in the "La Vaca Prospect", an oil and gas lease covering 346.16 undeveloped acres located 6.3 miles south-west of the City of Alice, in Jim Wells County, Texas. The north line is approximately 2.6 miles south of State Highway 44 between the cities of San Diego and Alice, Texas, while the west line is approximately 1.3 miles east of State Highway 625. The La Vaca Prospect is currently our only oil and gas exploration property.


     Our working interest gives us the exclusive right to explore for and exploit any oil, gas or other minerals on the La Vaca Prospect. It is subject to a 25% leasehold royalty, which means that we must pay the equivalent of 25% of any revenue from the La Vaca Property to the leasor. The remaining 75% of our working interest is our net revenue interest.



  MAP OF JIM WELLS COUNTY, TEXAS, SHOWING THE LOCATION OF THE LA VACA PROSPECT.









                                [GRAPHIC OMITED]











     We plan to drill a vertical test well on the La Vaca Prospect in order to ascertain whether it possesses commercially exploitable reserves of oil or gas. There can be no assurance that commercially exploitable reserves exist on the La Vaca Prospect until a test well is drilled on it. We are not aware of any previous wells being drilled on the La Vaca Prospect. The cost of drilling and completing the test well will be approximately $500,000 based upon on estimates obtained from third-party service providers. However, the actual costs of such operations may be more or less than this estimate. If actual costs of operations exceed our estimate to any significant degree, we may require additional funding to drill and complete our exploratory test well.


     We do not presently have sufficient capital to drill an exploratory test well on the La Vaca Prospect, and we do not intend to use any of the proceeds from this Offering to do so. If we are successful in selling all of the offered shares, we will use some of the proceeds to obtain a title opinion on the La Vaca Prospect, and to engage a qualified consultant to prepare an exploration plan. We will determine whether we will assume the entire risk of exploring the La Vaca Prospect upon completion of the exploration plan.

     We intend to seek additional financing for the drilling of a test well on the La Vaca Prospect through the issuance of debt instruments and the sale of our stock, but we cannot give any assurance that we will be able to obtain additional funding on commercially acceptable terms when it is required. If we are unable to obtain necessary funding when it is required or if we decide to share the exploration risk, we may agree to assign all or part of our interest in the La Vaca Prospect to an operator that will assume the obligation of drilling the test well.

     In order to proceed with the drilling of a test well on the La Vaca Prospect we will need to hire an experienced independent contractor to oversee the process. The independent contractor will be responsible for hiring all of the drill crew personnel and overseeing operations. We estimate that it will take three to six months in order to mobilize the drill crew, complete drilling and complete the well. We have not made any arrangements with an independent contractor and we do not intend to do so until we have obtained an exploration plan.


     We do not intend to undertake 3-D seismic with respect to the La Vaca Prospect. We will be relying on computer modeling of available 2-D seismic data to determine the best location for our test well. With the aid of advanced computer technology, we will be able to generate much more detailed maps more quickly than by relying on traditional 2-D seismic analysis. In addition, with 2-D computer assisted exploration it is possible to use color graphic displays generated by a computer to highlight geologic features that may not be apparent using traditional methods.


     If we are unable to locate commercial quantities of oil or gas during test drilling we intend to abandon our interest in the La Vaca Prospect, and pursue the exploration of other oil and gas properties acquired from the proceeds of this Offering. Since we do not currently have sufficient capital to drill test wells, we intend to seek additional financing for such exploration. We do not presently have any other exploration properties, and there can be no assurance that we will be successful in acquiring suitable properties on acceptable terms. There can also be no assurance that we will be able to raise sufficient capital for their exploration.

     We believe that the title to our leasehold property is good and defensible in accordance with standards generally acceptable in the oil and gas industry, subject to royalty, overriding royalty and other outstanding interests customary in the industry. Nonetheless, if we are successful in selling all of the offered shares, we intend to engage an attorney to provide a title opinion on the La Vaca Prospect. We will not attempt to secure financing of a test well on the La Vaca Prospect without completing such due diligence.

     If we discover commercially producible amounts of oil or gas on the La Vaca Prospect, the well will be completed and facilities installed to connect it to gathering or pipeline facilities. There is currently a gas collection pipeline running through the La Vaca Prospect with a crude oil collection pipeline located 3.3 miles south of the southern line. We believe that these pipelines will purchase all available oil and gas that they can. However, some of the owners of these pipelines produce their own oil and gas, which they also transport along with other third-party oil and gas such as that we intend to produce. If pipelines in the area reach capacity, any productive well we develop could be "shut-in" because of a lack of available pipeline capacity. A well is "shut in" when it is capable of producing but does not produce due to external factors such as, lack of transportation, equipment or market. If the well becomes shut-in, we will be unable to realize revenue from the wells until arrangements are made to deliver to market.


     Once our test well is connected to distribution pipelines it will likely begin generating revenue as soon as it begins flowing although revenue from the sale of production may not be received until 30 days after the end of the month of sale or even longer.

SALES  AND  MARKETING

     As we remain in the exploration stage, we have not yet generated any revenue, nor do we have any customers.

     The principal customers for our crude oil production, if any, are expected to be refiners, remarketers and other companies, some of which are expected to have pipeline facilities near the properties we acquire. In the event pipeline facilities are not conveniently available, we intend to truck or barge crude oil to storage, refining or pipeline facilities.

     The principal target customers for our gas production, if any, are expected to be pipelines, utilities, gas marketing firms, industrial users and local distribution companies. We intend to use existing gathering systems and interstate and intrastate pipelines to consummate gas sales and deliveries.

     We intend to sell our oil and gas production, if any, under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated from intervals ranging in frequency from daily to annually.

     We have not yet adopted any specific sales and marketing plans. We will address the need to hire sales and marketing personnel if and when production begins.

COMPETITION

     The oil and gas business is highly competitive, and we do not hold a significant competitive position within it. Our competitors include major integrated oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Some of our competitors are also potential customers. Many of our competitors are large, well established companies with substantially larger operating staffs and greater capital resources than we have and which have been engaged in the energy business for a much longer time than we have. Such companies may be able to pay more for productive oil and gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

GOVERNMENT  AND  ENVIRONMENTAL  REGULATION

     Domestic development, production and sale of oil and gas are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply. State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. Texas and other states in which we intend to conduct operations also have statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

     Our planned operations will be subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management. Permits, registrations or other authorizations will be required for any future oil and gas exploration and production activities. These permits, registrations or authorizations will be subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

     Some risk of costs and liabilities related to environmental, health and safety matters is inherent in our planned operations, as it is with other companies engaged in similar businesses, and there can be no assurance that material costs or liabilities will not be incurred. In addition, it is possible that future developments, such as stricter requirements of environmental or health and safety laws and regulations affecting our business or more stringent interpretations of, or enforcement policies with respect to, such laws and regulations, could adversely affect us. To meet changing permitting and operational standards, we may be required, over time, to make site or operational modifications at our facilities, some of which might be significant and could involve substantial expenditures. There can be no assurance that material costs or liabilities will not arise from these or additional environmental matters that may be discovered or otherwise may arise from future requirements of law.

EMPLOYEES

     We currently have no employees other than our two officers and directors, who have not been paid for their services and will not receive compensation from the proceeds of this Offering. Since Messrs. Mills and Hilford, our officers and directors, have other outside business activities, they will only be devoting 15% of their time, or six hours per week, to our operations. We do not have any employment agreements with our directors and officers. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

     Since our officers and directors are not experienced with oil or gas exploration, we intend to retain qualified persons on a contract basis as needed from time to time to identify, evaluate and structure suitable oil and gas investment opportunities. We have not looked for or talked to any geologist, geoscientist or engineer who will perform work for us in the future, and we do not intend to do so until we complete this Offering.


                             DESCRIPTION OF PROPERTY

     We are presently using 400 square feet of office space supplied at no cost by our President, Thomas Mills, at 807-1050 Burrard Street, Vancouver, British Columbia. We do not intend to seek alternative office space until we are earning significant sustained revenue.

     We have a 100% working interest and a 75% net revenue interest in a single oil, gas and mineral lease covering 346.16 undeveloped acres that comprise the La Vaca Prospect. This interest only relates to the right to explore for and extract oil, gas and minerals. We do not own any real property interest in the La Vaca Prospect. Furthermore, we do not presently own or lease any property other than the La Vaca Prospect.


           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A
RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.


     We are an exploration stage oil and gas company that has not begun operations. We plan to acquire undivided working interests in small exploration properties and non-operating interests in both producing and exploration projects throughout the United States and Canada. To date, we have only acquired a 100% working interest, and a corresponding 75% net revenue interest in a single property comprised of 346.16 undeveloped acres in Jim Wells County, Texas, that has not been explored to determine if it contains producible oil or natural gas.



PLAN  OF  OPERATION

     Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate profitable oil and gas interests, generate revenue from our planned business operations, and control exploration costs. We do not anticipate earning revenue until we have an interest in a producing oil or gas well. We therefore intend to focus our initial efforts upon acquiring non-operating interests with a view to developing revenue and a significant reserve  base  (see  "Use  of  Proceeds"  on  page  12  of  this  prospectus).


     We intend to use $50,000 of the proceeds to acquire a non-operating interest in a project with proven reserves that is already producing oil or gas within nine months of the completion of this Offering. We expect to begin earning revenue within 30 to 60 days of acquiring such an interest. There can be no assurance, however, that we will be successful in acquiring an interest in a producing project on acceptable terms, or that if we are successful in acquiring one, that it will produce sufficient quantities of oil or gas to be profitable. If we are unable to acquire an interest in a producing project on acceptable terms within the nine month period, then we will instead use the same proceeds  to  acquire  a  non-operating  interest  in  an  exploration property.

     We intend to use part of the proceeds of this Offering to acquire a non-operating interest in one or more oil and gas exploration projects within 18 months of the completion of this Offering. If we only sell the minimum number of offered shares, then we intend to spend only $25,000 on the acquisition of such interests. This amount will be increased to $140,000 if we sell 50% of the offered shares. If we sell 75% or more of the offered shares, we will plan to spend $200,000 on the acquisition of such interests. We will not acquire a non-operating interest in any project that has a completion date of more than two years from the date of acquisition. Since we will not be operating the exploration project(s), we cannot provide any timetable for the drilling of a well, or the earning of any revenue that may result from well production.
Investment in exploration oil and gas properties is highly speculative so, we cannot give any assurance that commercial quantities of oil or gas will be found on an exploration project in which we have invested. We may lose our entire investment in the project.

     In addition to acquiring non-operating interests in oil and gas projects, we intend to acquire undivided working interests in exploration properties. The La Vaca Prospect is presently our only oil and gas exploration property. If we are successful in selling 75% of the offered shares, we intend to spend $50,000 on the acquisition of an undivided working interest in one or more oil and gas exploration properties. This amount will be increased to $100,000 if we are able to sell the entire Offering. We will not explore any properties we acquire from the proceeds of this Offering until we have completed our exploration of the La Vaca Prospect.

     If we are successful in selling all of the offered shares, we intend to engage a qualified consultant to prepare an exploration plan before drilling a test well on the La Vaca Prospect. We have budgeted $35,000 for the preparation of this plan. If we do not sell all of the offered shares, we will need to seek additional financing before the exploration plan can be prepared and drilling is contemplated.

     We plan to drill a 10,000 foot vertical test well on the La Vaca Prospect in order to ascertain whether it possesses commercially exploitable reserves of oil or gas. The cost of drilling and completing this test well will be approximately $500,000. The actual cost of such operations may be more or less than this estimate. If the actual cost of operations exceeds our estimate to any significant degree, we may require additional funding to drill and complete our exploratory test well.


     We do not presently have sufficient capital to drill an exploratory test well on the La Vaca Prospect, and we do not intend to use any of the proceeds from this Offering to do so. If we are successful in selling all of the offered shares, we will use some of the proceeds to obtain a title opinion on the La Vaca Prospect, and to engage a qualified consultant to prepare an exploration plan. Upon completion of an exploration plan, we intend to seek additional financing for the drilling of a test well on the La Vaca Prospect through the issuance of debt instruments and the sale of our stock. There can be no assurance that we will be able to obtain additional funding on commercially acceptable terms when it is required. If we are unable to obtain necessary funding when it is required, we may agree to assign all or part of our interest in the La Vaca Prospect to an operator that will assume the obligation of drilling the test well.


     In order to proceed with the drilling of a test well on the La Vaca Prospect we will need to hire an experienced independent contractor to oversee the process. The independent contractor will be responsible for hiring all of the drill crew personnel and overseeing operations. We estimate that it will take three to six months in order to mobilize the drill crew, complete drilling and complete the well. We have not made any arrangements with an independent contractor and we do not intend to do so until we have obtained an exploration plan.

     We do not have sufficient capital to finance the drilling of a test well, and we will not be using the proceeds from this Offering to do so. When available capital is insufficient to cover the cost of test wells on our exploration properties, we intend to seek additional financing through the issuance of debt instruments and the sale of our stock. If we are unable to obtain necessary funding when it is required, we may agree to assign all or part of our interest in the exploration property to an operator that will assume the obligation of drilling the test well.

     If we discover commercially producible amounts of oil or gas on the La Vaca Prospect, the well will be completed and facilities installed to connect to gathering or pipeline facilities. Once our well is connected to distribution pipelines it will begin generating revenue as soon as it begins flowing, although revenue from the sale of production may not be received until 30 days after the end of the month of sale or even longer.

     Oil and gas exploration is extremely speculative. We may never discover commercially producible quantities of oil or gas from any of our exploration properties. Furthermore, there can be no assurance that we will be able to acquire working interests in exploration properties on acceptable terms or at all. If we are unable to acquire such properties then we may use the proceeds to acquire non-operating interests in exploration projects.

     We currently have no employees other than our two officers and directors, who have not been paid for their services and will not receive compensation from the proceeds of this Offering. We do not intend to hire any employees for the next 12 months. Since our officers and directors are not experienced with oil or gas exploration, we intend to retain qualified persons on a contract basis as needed from time to time to identify, evaluate and structure suitable oil and gas investment opportunities.

LIQUIDITY  AND  CAPITAL  RESOURCES


     Our business is in the early stages of development. Since inception on September 15, 2004 our activities have been financed from the proceeds of share subscriptions and a non-interest bearing loan in the amount $25,000 from our President. We have not earned any revenue and we presently have no oil or gas reserves or production. As of November 30, 2005 we had a working capital of $3,997 and total assets of $25,437 comprised of $11,543 in cash and $13,894 in the La Vaca Prospect, an oil and gas lease covering 346.16 undeveloped acres in Jim Wells, Texas (see "Current Projects" under "Description of Business" on page 16 of this prospectus).

     We acquired the La Vaca Prospect from independent third parties on July 31, 2005 for the sum of $13,894 (including related acquisition costs). The lease gives us a 100% working interest, and a corresponding 75% net revenue interest in all oil and gas production from the La Vaca Prospect for a term of five years. The lease is subject to an annual rental in lieu of drilling in the amount $1,730.75. We may renew the lease for a further term of five years upon the payment of $51,924 prior to the expiration of its original term. Upon renewal, the annual rent will increase to $17,308.

     On August 22, 2005, we issued an unsecured convertible debenture in the amount of $25,000 to Thomas Mills, our President. The convertible debenture does not accrue interest and is due and payable on December 31, 2007. The convertible debenture may be converted at any time by the holder into our common stock at the holder's option any time up to maturity at a conversion price equal to $0.25 per share. Proceeds from this debenture were used to acquire the La Vaca Prospect, with the remainder being applied to pay the costs of this Offering, professional fees and working capital. We will not repay the loan by Mr. Mills from the proceeds of this Offering.


     We have sufficient working capital to maintain our present level of operations for the next twelve months but not to implement our business plan. We believe that the net proceeds from the sale of the minimum number of shares being offered, together with existing cash, will be sufficient to meet the anticipated cash requirements of our business plan for at least the next 12 months. Thereafter, if cash generated from anticipated producing wells is insufficient to satisfy our capital needs, we expect that we will require additional capital through the issuance of debt instruments and the sale of our stock. We have no commitments in place to provide additional capital. In the event financing is required in the future, there can be no assurance that it will be available to us on acceptable terms.


                                LEGAL PROCEEDINGS

     Neither Thrust Energy Corp., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Thrust Energy Corp. or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the shareholders duly elect their successor. Officers and other employees serve at the will of the Board of Directors.



                                                             TERM PERIOD SERVED AS
NAME          POSITION                                  AGE  DIRECTOR/OFFICER


Thomas Mills  CEO, President, CFO and a director         38  2005 to present

Lou Hilford   Vice-president, Secretary and a director   61  2005 to present


     Thomas E. Mills has served as our President, Chief Executive Officer, Treasurer and a Director since June 2005. Since July 2005, he has been Vice-president, Treasurer, Secretary and a director of Kingston Mines, Ltd., a Nevada corporation in the business of mineral exploration in British Columbia. Since 2003, Mr. Mills has also been the President and a director of AMP Productions, Ltd., a Nevada corporation engaged in the production of motion pictures in Vancouver, British Columbia. From 2002 until 2004, Mr. Mills was President and a director of Torrent Energy Corp., a Nevada company engaged in the exploration of coalbed methane in the Coos Bay region of Oregon. From 2000 to 2001, Mr. Mills was in-house counsel for Healthnet International, Inc., a Colorado corporation in the business of providing Internet services to the nutraceutical industry. Previously, Mr. Mills was an associate with McRae, Holmes & King, a firm of Barristers and Solicitors in Vancouver, British Columbia. Mr. Mills received a Bachelor of Arts degree from the University of Waterloo in 1992, and a Bachelor of Laws degree from the University of British
Columbia  in  1996.

     Lou Hilford has served as our Vice-president, Secretary and a director since June 2005. Since July 2005, he has been President, Chief Executive Officer and a director of Kingston Mines, Ltd., a Nevada corporation in the business of mineral exploration in British Columbia. From 2002 until 2004, Mr. Hilford was a director of Torrent Energy Corp., a Nevada company engaged in the exploration of coalbed methane in the Coos Bay region of Oregon. Since 2000, Hilford has been the President of Loudon Consultants Incorporated, a privately held consulting firm, specializing in government lobbies and community studies on behalf of the entertainment industry.

     Messrs. Mills and Hilford are the only "promoters" of our company, as defined by the Securities Exchange Act of 1934. The address for all officers and directors is 807-1050 Burrard Street, Vancouver, British Columbia V6Z 2S3.


     We do not anticipate that any conflicts of interest will arise with respect to our directors' concurrent employment with Kingston Mines Ltd. or their other business activities. Our directors do not have and will not accept any employment with any enterprise that may conflict with their duties to Thrust Energy Corp.


INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS


During the past five years none of our directors, executive officers, promoters or control persons have:


(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

AUDIT  COMMITTEE  FINANCIAL  EXPERT

     We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Accordingly, we do not have an audit committee financial expert. As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.


                             EXECUTIVE COMPENSATION

     To date, we have no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we earn revenue.

     There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

     There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued common stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.



NAME          POSITION WITH COMPANY                 SHARES      CONSIDERATION   DATE

Thomas Mills  CEO, President, CFO, director         8,000,000   $  400          June 5, 2005

Lou Hilford   Vice-president, Secretary, director   2,000,000   $  100          June 5, 2005

     On August 22, 2005, we issued an unsecured convertible debenture in the amount of $25,000 to Thomas Mills, our President. The convertible debenture does not accrue interest and is due and payable on December 31, 2007. The convertible debenture may be converted at any time by the holder into our common stock at the holder's option at a conversion price equal to $0.25 per share. Proceeds from this debenture were used to acquire the La Vaca Prospect, with the remainder being applied to pay the costs of this Offering, professional fees and working capital.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2006 by (i) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (ii) each of our Directors and executive officers; and
(iii)  all  our  directors  and  executive  officers  as  a  group.

NAME AND ADDRESS                                    NUMBER OF SHARES      %

Thomas Mills                                         8,100,000(1)         80
807-1050 Burrard Street
Vancouver, BC  V6Z 2S3

Lou Hilford                                          2,000,000            20
807-1050 Burrard Street
Vancouver, BC  V6Z 2S3

Directors and officers as a group (two persons)     10,100,000           100

(1) Includes 100,000 shares issuable upon exercise of a conversion privilege that can be exercised within 60 days.

     Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

FUTURE  SALES  BY  EXISTING  STOCKHOLDERS

     A total of 10,000,000 shares of common stock were issued to Thomas Mills and Lou Hilford, our officers and directors in June 2005. The 10,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     A total of 10,000,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

     Because  our  officers  and  directors  will control us after the offering,

regardless  of  the  number of shares sold, our shareholders' ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares our shareholders own because of the ineffective voting power.

                              PLAN OF DISTRIBUTION

     We offer the right to subscribe for up to 5,000,000 shares at the offering price of $0.10 per share. We are offering the shares directly on a best efforts 1,250,000 share minimum basis. No compensation is to be paid to any person for the offer and sale of the shares.

     Our President, Thomas Mills, plans to distribute prospectuses related to this Offering. We estimate up to 500 prospectuses will be distributed in such a manner to acquaintances, friends and business associates. Mr. Mills will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of an issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

     Mr. Mills is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Mills is and will continue to be one of our officers and directors at the end of the Offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Mills has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)
(4)  (iii)  of  the  Exchange  Act.

     Neither of our directors will purchase any of the offered common stock. If we are unable to sell the Offering's minimum, neither Mr. Mills nor Mr. Hilford will participate in the Offering to satisfy the minimum.

     There is currently no trading market for our common stock, and there can be no assurance that any trading market will develop in the future.

PENNY  STOCK  REGULATION

     The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

     The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

     The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

-     bid  and  offer  quotations  for  the  penny  stock;

- details of the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

     These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

TERMS  OF  SALE  OF  THE  SHARES


     We will be selling our shares on a best efforts 1,250,000 share minimum 5,000,000 share maximum basis. Until we have sold at least 1,250,000 shares, we will not accept any share subscriptions. Once a subscription is accepted, it is irrevocable and cannot be withdrawn by the subscriber. All proceeds of this Offering will be deposited in a non-interest bearing escrow account operated by our escrow agent, Transfer Online, Inc.

     If we are unable to sell at least 1,250,000 shares within 90 days, we will promptly return all funds without interest or deductions to subscribers. We have the right to completely or partially accept or reject any subscription for shares offered in this Offering, for any reason or for no reason. This Offering will remain open until the earlier of the date that all shares offered in this Offering are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least 1,250,000 shares. We may cease our selling efforts at any time for any reason whatsoever.

     Any change in the material terms of this Offering after the effective date of this Prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment. Material changes include the following: an extension of the offering period beyond the six months currently contemplated; a change in the offering price; a change in the minimum purchase amount; a change to allow sales to affiliates in order to meet the minimum sales requirement; a change in the minimum amount of proceeds required to release funds from escrow; and, a change in the application of proceeds. If there is a change in the material terms of this Offering, any new offering may be made by means of a post-effective amendment.

METHOD  OF  SUBSCRIBING

     Persons may subscribe by filling in and signing the subscription agreement, and delivering it, prior to the expiration date, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

EXPIRATION  DATE

     This Offering will expire on the earlier of the date that all offered shares are sold and six months after the date of this prospectus. We shall terminate the Offering 90 days from the date of this prospectus if we are unable to sell 1,250,000 of the offered shares during that period.

KEY  TERMS  OF  ESCROW  AGREEMENT

     We will deposit all proceeds of this Offering into a non-interest bearing escrow account operated by our escrow agent, Transfer Online, Inc., in Portland, Oregon. If we are unable to sell at least 1,250,000 shares within 90 days, we will promptly return all funds, without interest or deductions to subscribers.

The Offering will remain open until the earlier of the date that all shares offered are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least the first 1,250,000 shares.


     Under the terms of our escrow agreement with Transfer Online, Inc., proceeds from the sale of shares will be deposited into a non-interest bearing account until the minimum offering amount is sold. If the proceeds are insufficient to meet the 1,250,000 share minimum requirement, proceeds will be promptly returned directly to investors by the escrow agent, without interest and without any deduction for expenses including escrow agent fees.

     The escrowed proceeds will not be subject to claims by our creditors, affiliates, associates, or underwriters until the proceeds have been released to us under the terms of the escrow agreement.

     The regulatory administrator of any jurisdiction in which this Offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement.


                            DESCRIPTION OF SECURITIES

GENERAL

     Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 5,000,000 shares of preferred stock at a par value of $0.0001 per share.

COMMON  STOCK

     As of the date of this prospectus, there are 10,000,000 issued and outstanding shares of our common stock held by two stockholders of record.
Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. At all meetings of shareholders, except where otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

     Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

     Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED  STOCK

     We have authorized 5,000,000 shares of preferred stock at a par value of $0.0001 per share. We have no shares of preferred stock outstanding as of the date of this prospectus.

DIVIDEND  POLICY

     We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE  PURCHASE  WARRANTS

     We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

     We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE  SECURITIES

     We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock, except as follows:

On August 22, 2005, we issued an unsecured convertible debenture in the amount of $25,000 to Thomas Mills, our President. The convertible debenture does not accrue interest and is due and payable on December 31, 2007. The convertible debenture may be converted at any time by the holder into our common stock at the holder's option at a conversion price equal to $0.25 per share.

NEVADA  ANTI-TAKEOVER  LAWS

     The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of shareholder approval and the granting of dissenters' rights in connection with such an acquisition. These provisions could have the effect of delaying or preventing a change in control of our company.

TRANSFER  AGENT

     Our transfer agent and registrar is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204. Telephone: (503) 227-2950.


      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  LEGAL MATTERS

     The validity of the shares of common stock offered by us was passed upon by the law firm of Clark, Wilson, LLP in Vancouver, British Columbia, Canada.


                                     EXPERTS

     Our balance sheet as of August 31, 2005, and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders' equity for the period from September 15, 2004 (inception) to August 31, 2005 have been included herein in reliance on the report of Vellmer & Chang, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     In August 2004, we engaged the services of Vellmer and Chang, Chartered Accountants, of Vancouver, British Columbia, to provide an audit of our financial statements for the period from September 15, 2004 (inception) to

August  31,  2005.  Vellmer  and  Chang  is  our  first  auditor.  We  have  no disagreements  with  our  auditor  through  the  date  of  this  prospectus.


                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file periodic reports, proxy statements, and other information with the SEC. You may inspect or copy these materials at the Public Reference Room at the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. For a fee, you may also obtain copies of these materials by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. Our filings are also available to the public on the SEC's website on the Internet at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information about us and the shares of common stock offered by this prospectus, please refer to the Registration Statement and its exhibits. You may obtain a copy of the Registration Statement through the public reference facilities of the SEC described above. You may also access a copy of the Registration Statement by means of the SEC's website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               THRUST ENERGY CORP.
                         (AN EXPLORATION STAGE COMPANY)



                                                                           Pages


FINANCIAL STATEMENTS FOR THE THREE MONTH PERIOD
ENDED NOVEMBER 30, 2005 (UNAUDITED)

Balance Sheets                                                               F-2
Statements of Stockholders' Equity (Deficiency)                              F-3
Statements of Operations and Deficit                                         F-4
Statements of Cash Flows                                                     F-5
Notes to Financial Statements                                       F-6 thru F-9


FINANCIAL STATEMENTS FOR THE PERIOD ENDED AUGUST 31, 2005

Report of Independent Registered Public Accounting Firm                     F-10
Balance Sheets                                                              F-11
Statement of Stockholders' Equity (Deficiency)                              F-12
Statement of Operations                                                     F-13
Statement of Cash Flows                                                     F-14
Notes to Financial Statements                                     F-15 thru F-19



THRUST  ENERGY  CORP.
(An  Exploration  Stage  Company)

Balance  Sheets
November  30,  2005
(EXPRESSED  IN  U.S.  DOLLARS)
-------------------------------------------------------------------------------------------
                                                                  November 30    August 31
                                                                  $      2005    $    2005
-------------------------------------------------------------------------------------------
                                                                                 (Audited)
ASSETS

CURRENT ASSETS
Cash                                                                   11,543       12,864
-------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                              $    11,543   $   12,864

Unproved oil & gas property                                            13,894       13,894
-------------------------------------------------------------------------------------------
TOTAL ASSETS                                                      $    25,437   $   26,758
===========================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                7,546        3,037
-------------------------------------------------------------------------------------------
Total current liabilities                                               7,546        3,037

CONVERTIBLE DEBENTURE - RELATED PARTY                                  25,000       25,000
-------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                      32,546       28,037
-------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
Authorized:
100,000,000 common shares with a par value of $0.0001 per share
5,000,000 preferred shares at a par value of $0.0001 per share
Issued and outstanding:  5,000,000 common shares                          500          500

ADDITIONAL PAID-IN CAPITAL                                                208           21

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                     (7,817)      (1,800)
-------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                (7,109)      (1,279)
-------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)           $    25,437   $   26,758
===========================================================================================

The  accompanying  notes  are  an  integral  part  of  these  financial  statements


THRUST  ENERGY  CORP.
(An  Exploration  Stage  Company)

Statements  of  Stockholders'  Equity  (Deficiency)
For  the  period  from  September  15,  2004  (inception)  to  November  30,  2005
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------------------------------------------------

                                                                                                   Deficit
                                                                                               accumulated           Total
                                                                                  Additional        during   stockholders'
                                            Preferred Stock    Common Stock          paid-in   exploration          equity
                                            Share   Amount   Shares     Amount       capital         stage    (deficiency)
--------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for cash
July 5, 2005, $0.0001 per share                 -  $     -   5,000,000  $  500    $       -    $        -    $        500

Imputed interest from a shareholder             -        -           -       -           21             -              21

Loss and comprehensive loss for the period      -        -           -       -            -        (1,800)         (1,800)

Balance, August 31, 2005                        -  $     -   5,000,000  $  500    $      21    $   (1,800)   $     (1,279)
--------------------------------------------------------------------------------------------------------------------------

Imputed interest from a shareholder             -        -           -       -          187             -             187

Loss and comprehensive loss for the period      -        -           -       -            -        (6,017)         (6,017)
--------------------------------------------------------------------------------------------------------------------------

Balance, November 30, 2005                      -  $     -   5,000,000  $  500    $     208    $   (7,817)   $     (7,109)
==========================================================================================================================

The  accompanying  notes  are  an  integral  part  of  these  financial  statements


THRUST  ENERGY  CORP.
(An  Exploration  Stage  Company)

Statements  of  Operations
(EXPRESSED  IN  U.S.  DOLLARS)
------------------------------------------------------------------------------------------------------

                                                          Cumulative from
                                                       September 15, 2004        Three Months Ended
                                                           (inception) to            November 30
                                                        November 30, 2005            2005         2004
------------------------------------------------------------------------------------------------------

EXPENSES
Bank charges                                           $               63    $         27    $       -
Legal                                                               1,504           1,504            -
Filing fees                                                         2,042             299            -
Accounting fees                                                     4,000           4,000            -
Interest                                                              208             187            -
------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                     (7,817)         (6,017)           -
------------------------------------------------------------------------------------------------------

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD         $           (7,817)   $     (6,017)   $       -

BASIC AND DILUTED LOSS PER SHARE                                             $      (0.00)   $       -
======================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                                            10,000,000            -
======================================================================================================

The  accompanying  notes  are  an  integral  part  of  these  financial  statements


THRUST  ENERGY  CORP.
(An  Exploration  Stage  Company)

Statements  of  Cash  Flows
(EXPRESSED  IN  U.S.  DOLLARS)
------------------------------------------------------------------------------------------------------

                                                            Cumulative from
                                                         September 15, 2004      Three Months Ended
                                                             (inception) to           November 30
                                                          November 30, 2005          2005         2004
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net Income (Loss)                                        $           (7,817)     $ (6,017)    $      -

Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
- imputed interest                                                      208           187            -
Changes in operating assets and liabilities
- oil and gas property lease                                        (13,894)            -            -
- increase in accounts payable and accrued liabilities                7,546         4,509            -
------------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                               (13,957)       (1,321)           -
------------------------------------------------------------------------------------------------------


CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES                            -             -            -
------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Proceeds received on convertible debenture                           25,000             -            -
Proceeds from issuance of common stock                                  500             -            -
------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                            25,500             -            -
------------------------------------------------------------------------------------------------------

INCREASE IN CASH                                                     11,543        (1,321)           -

CASH, BEGINNING OF PERIOD                                                 -        12,864            -
------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                      $           11,543      $ 11,543     $      -
------------------------------------------------------------------------------------------------------

The  accompanying  notes  are  an  integral  part  of  these  financial  statements

NOTE  1  -  NATURE  OF  OPERATIONS  AND  CONTINUANCE  OF  OPERATIONS

Thrust Energy Corp. is engaged in the exploration, exploitation, development and production of oil and gas projects within North America. We incorporated in the state of Nevada on September 15, 2004. Our principal offices are in Vancouver, British Columbia, Canada. Our fiscal year end is August 31, 2005.

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that we will be able to realize our assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, we have incurred operating losses since inception and further losses are anticipated in the development of our business. As of November 30, 2005, we have limited financial resources and require additional financing to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate profitable mineral properties, generate revenue from our planned business operations, and control exploration cost. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Management plans to fund its future operation by obtaining additional financing and commencing commercial production. However, there is no assurance that we will be able to obtain additional financing from investors or private lenders.

On November 30, 2005, the board of directors approved a 2 for 1 forward stock split of our issued and outstanding shares of common stock. These Financial
Statements of Thrust Energy Corp. have been restated to reflect the 2 for 1 forward stock split.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  Equivalents

We consider all highly liquid investments and debt instruments purchased with maturity of three months or less to be cash equivalents. At November 30, 2005, we had no cash equivalents.

Use  of  Estimates

Accounting principles generally accepted in the United States of America require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Concentration  of  Credit  Risk

We place our cash and cash equivalents with high credit quality financial institutions. As of November 30, 2005, we had no balance in a bank beyond insured limits.

Fair  Value  of  Financial  Instruments

The carrying amount of our financial instruments, which includes cash and cash equivalents, accounts payable and accrued liabilities, and convertible debentures, approximate their fair value due to the short period to maturity of these instruments.

Revenue  Recognition

We record revenue when title passes, delivery occurs to our customers and the customer assumes the risks and rewards of ownership, when the price is fixed and determinable, and when collectibility is reasonably assured.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  Tax

We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. We provide a valuation allowance for deferred tax assets when we consider realization of such assets to be less likely than not.

Net  Loss  per  Common  Share

We have adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share. Statement 128 requires the reporting of basic and diluted earnings/loss per share. We calculate basic loss per share by dividing net loss by the weighted average number of outstanding common shares during the period.

Comprehensive  Loss

We apply Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. Statement 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement. For the period ended November 30, 2005 our only component of comprehensive income or loss was the net loss reported in the operations statement.

Foreign  Currency  Translation

We maintain our accounting records in U.S. Dollars. At the transaction date, each asset, liability, revenue and expense involves foreign currencies is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities involving foreign currencies are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations. Our currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce our potential exposure to foreign currency risk.

Oil  and  Gas  Activity

We follow the successful-efforts method of accounting for oil and gas property. Under this method of accounting, we capitalize all property acquisition cost and cost of exploratory and development wells when incurred, pending determination of whether the well has found proved reserves. If an exploratory well does not find proved reserves, we charge to expense the cost of drilling the well. We include exploratory dry hole cost in cash flow from investing activities within the cash flow statement. We capitalize the cost of development wells whether productive or nonproductive.

We expense as incurred geological and geophysical cost and the cost of carrying and retaining unproved property. We will provide depletion, depreciation and amortization (DD&A) of capitalized cost of proved oil and gas property on a field-by-field basis using the units-of-production method based upon proved reserves. In computing DD&A we will take into consideration restoration, dismantlement and abandonment cost and the anticipated proceeds from equipment salvage. When applicable, we will apply the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, which provides guidance on accounting for dismantlement and abandonment cost.

We review our long-lived assets for impairment when events or changes in circumstances indicate that an impairment may have occurred. In the impairment test we compare the expected undiscounted future net revenue on a field-by-field basis with the related net capitalized cost at the end of each period. Should the net capitalized cost exceed the undiscounted future net revenue of a property, we will write down the cost of the property to fair value, which we will determine using discounted future net revenue. We will provide an impairment allowance on a property-by-property basis when we determine that the unproved property will not be developed.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Stock-Based  Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

We  did  not  grant any stock options during the period ended November 30, 2005.

Recent  Accounting  Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions," is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption will have no impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

NOTE  3  -  OIL  AND  GAS  PROPERTY

La  Vaca  Prospect

By an Oil, Gas and Mineral Lease Agreement ("Lease Agreement") dated July 31, 2005, we were granted the exclusive right of exploring, drilling, mining and operating for, producing and owning oil, gas, sulfur and all other minerals on a
346.16 undeveloped acres of land located in the county of Jim Wells, Texas, USA for a term of five years by the payment of $10,000. We capitalized the amount for the acquisition of the Lease Agreement and the related acquisition costs (legal and broker fees) for a total of $13,894.

Pursuant to the Lease Agreement, we are required to commence our operations on the above said land before the first anniversary date or tender the sum of $1,730.75 as the delay rental to cover the privilege of deferring operations for one year from said date. The Lease Agreement is subject to a royalty payment equal to one-fourth (1/4) of the gross proceeds of sale of all oil and/or gas and saved in any combination from the leased premises as further set out in the Lease Agreement. Further, the Lease Agreement is also subject to a minimum guaranteed royalty in the event of production, which will be in a sum not less than the annual delay rental, or Twenty Five Dollars ($25.00) per acre, whichever is greater, multiplied by the number of acres allocated to proration unit(s), as set out in the Lease Agreement, for producing well(s) located on or pooled with the leased premises.

Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising for the frequently ambiguous conveyancing history characteristic of many mining properties. The company relied on the judgment of oil and gas lease brokers or landmen who perform the filed work in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest. The Company cannot give any assurance that title to such mineral interest will not be challenged or impugned and cannot be certain that it will have valid title to its leased mining properties.

NOTE  4  -  CONVERTIBLE  DEBENTURE

On August 22, 2005, we issued a convertible debenture to our principal shareholder and a director in the amount of $25,000. The convertible debenture is unsecured, non-interest bearing, due December 31, 2007 and convertible at the option of the holder at a price of $0.25 per share at any time. We charged imputed interest at 3.0% per annum and recorded a total of $187 to the additional paid-in capital for the period ended November 30, 2005.

We did not incur beneficial conversion charges because the conversion price is greater than the fair value of our equity.

NOTE  5  -  PREFERRED  AND  COMMON  STOCK

We  have  5,000,000  shares  of  preferred  stock  authorized  and  none issued.

We have 100,000,000 shares of common stock authorized. All shares of stock are non-assessable and non-cumulative, with no preemptive rights.

On November 30, 2005, we effected a 2 for 1 forward split of our issued and outstanding shares of common stock.

NOTE  6  -  RELATED  PARTY  TRANSACTIONS

(a) Included in accounts payable, an amount of $2,042 is due to one of our directors for expenses paid on our behalf.

(b)     See  Note  4.

NOTE  7  -  CONTINGENCIES  AND  COMMITMENTS

Due to the nature of practice in the oil and gas industry and pursuant to the Lease Agreement (Note 3), the title of said land is not warranted either expressed or implied by the lessor. Further, we are required to make a minimum guaranteed royalty of $1,730.75 per annum for the duration of the lease term.

VELLMER  &  CHANG
CHARTERED  ACCOUNTANTS
--------------------------------------------------------------------------------
                                                           505-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3773
                                                              Fax:  604-687-3778



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS  OF

THRUST  ENERGY  CORP.
(An  exploration  stage  company)

We have audited the accompanying balance sheet of Thrust Energy Corp. (an exploration stage company) as at August 31, 2005 and the related statements of stockholders' deficiency, operations and cash flows for the period from September 15, 2004 (date of inception) to August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2005 and the results of its operations and its cash flows for the period from September 15, 2004 (date of inception) to August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                  "VELLMER  &  CHANG"
September 27, 2005,                                Chartered Accountants
(except as to Note 9 which is as of
November 30, 2005)


THRUST ENERGY CORP.
(An Exploration Stage Company)

Balance Sheet
August 31, 2005
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------
                                                                   2005
-------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                        $12,864
-------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                              12,864
-------------------------------------------------------------------------

OIL & GAS PROPERTY - UNPROVED                                     13,894
-------------------------------------------------------------------------

TOTAL ASSETS                                                     $26,758
=========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                         $ 3,037
-------------------------------------------------------------------------

Total current liabilities                                          3,037
-------------------------------------------------------------------------

CONVERTIBLE DEBENTURE - RELATED PARTY                             25,000
-------------------------------------------------------------------------

TOTAL LIABILITIES                                                 28,037
-------------------------------------------------------------------------

CONTINGENCIES AND COMMITMENTS (Note 8)

STOCKHOLDERS' EQUITY (DEFICIENCY)

PREFERRED STOCK
5,000,000 preferred shares at a par value of $0.0001 per share
Issued and outstanding:  None                                          -

COMMON STOCK
100,000,000 common shares at a par value of $0.0001 per share

Issued and outstanding:  10,000,000 common shares                    500

ADDITIONAL PAID-IN CAPITAL                                           (21)


(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                (1,800)

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                           (1,279)
-------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)          $26,758
=========================================================================

The accompanying notes are an integral part of these financial statements


THRUST ENERGY CORP.
(An Exploration Stage Company)

Statement of Stockholders' Equity (Deficiency)
For the period from September 15, 2004 (inception) to August 31, 2005
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                    Deficit
                                                                                                accumulated           Total
                                                                                                     during   stockholders'
                                     Preferred Stock       Common Stock            Additional   exploration          equity
                                     Shares   Amount   Shares       Amount    paid-in capital         stage    (deficiency)
---------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for cash
June 5, 2005, $0.00005 per share          -   $    -   10,000,000   $ 1,000   $(500)            $        -    $        500

Imputed interest from a shareholder       -        -            -         -      21                      -              21

Net loss for the period                   -        -            -         -       -                 (1,800)         (1,800)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2005                  -   $    -   10,000,000   $ 1,000   $(479)            $   (1,800)   $     (1,279)
===========================================================================================================================

The accompanying notes are an integral part of these financial statements


THRUST  ENERGY  CORP.
(An  Exploration  Stage  Company)

Statement  of  Operations
(EXPRESSED  IN  U.S.  DOLLARS)
------------------------------------------------------------------------
                                                      September 15, 2005
                                                          (inception) to
                                                         August 31, 2005
------------------------------------------------------------------------

EXPENSES

Bank charges                                          $              36
Filing fees                                                       1,743
Interest                                                             21
------------------------------------------------------------------------

OPERATING LOSS                                                   (1,800)
------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                               $          (1,800)
========================================================================

BASIC AND DILUTED LOSS PER SHARE                      $           (0.00)
========================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                           2,507,122
========================================================================

The  accompanying  notes  are  an  integral  part  of  these  financial  statements


THRUST  ENERGY  CORP.
(An  Exploration  Stage  company)

Statement  of  Cash  Flows
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------------------------
                                                                                September 15, 2005
                                                                                    (inception) to
                                                                                   August 31, 2005
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net Income (Loss)                                                               $          (1,800)

Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
- imputed interest                                                                             21
Changes in current assets and liabilities
- increase in accounts payable and accrued liabilities                                      3,037
--------------------------------------------------------------------------------------------------

NET CASH (USED IN) OPERATING ACTIVITIES                                                     1,258
--------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
Purchase of oil & gas lease                                                               (13,894)
--------------------------------------------------------------------------------------------------

NET CASH (USED IN) INVESTING ACTIVITIES                                                   (13,894)
--------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Proceeds from convertible debenture                                                        25,000
Proceeds from issuance of common stock                                                        500
--------------------------------------------------------------------------------------------------

NET CASH FROM FINANCING ACTIVITIES                                                         25,500
--------------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                      12,864

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                  0
--------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $          12,864
==================================================================================================

The  accompanying  notes  are  an  integral  part  of  these  financial  statements

NOTE  1  -  NATURE  OF  OPERATIONS  AND  CONTINUANCE  OF  OPERATIONS

Thrust Energy Corp. is engaged in the exploration, exploitation, development and production of oil and gas projects within North America. We incorporated in the state of Nevada on September 15, 2004. Our principal offices are in Vancouver, British Columbia, Canada. Our fiscal year end is August 31, 2005.

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that we will be able to realize our assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, we have incurred operating losses since inception and further losses are anticipated in the development of our business. As of August 31, 2005, we have limited financial resources and require additional financing to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate profitable mineral properties, generate revenue from our planned business operations, and control exploration cost. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Management plans to fund its future operation by obtaining additional financing and commencing commercial production. However, there is no assurance that we will be able to obtain additional financing from investors or private lenders.

On November 30, 2005, the board of directors approved a 2 for 1 forward stock split of our issued and outstanding shares of common stock. These Financial
Statements of Thrust Energy Corp. have been restated to reflect the 2 for 1 forward stock split.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  Equivalents

We consider all highly liquid investments and debt instruments purchased with maturity of three months or less to be cash equivalents. At August 31, 2005, we had no cash equivalents.

Use  of  Estimates

Accounting principles generally accepted in the United States of America require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Concentration  of  Credit  Risk

We place our cash and cash equivalents with high credit quality financial institutions. As of August 31, 2005, we had no balance in a bank beyond insured limits.

Fair  Value  of  Financial  Instruments

The carrying amount of our financial instruments, which includes cash and cash equivalents, accounts payable and accrued liabilities, and convertible debentures, approximate their fair value due to the short period to maturity of these instruments.

Revenue  Recognition

We record revenue when title passes, delivery occurs to our customers and the customer assumes the risks and rewards of ownership, when the price is fixed and determinable, and when collectibility is reasonably assured.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  Tax

We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. We provide a valuation allowance for deferred tax assets when we consider realization of such assets to be less likely than not.

Net  Loss  per  Common  Share

We have adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share. Statement 128 requires the reporting of basic and diluted earnings/loss per share. We calculate basic loss per share by dividing net loss by the weighted average number of outstanding common shares during the period.

Comprehensive  Loss

We apply Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. Statement 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement. For the period ended August 31, 2005 our only component of comprehensive income or loss was the net loss reported in the operations statement.

Foreign  Currency  Translation

We maintain our accounting records in U.S. Dollars. At the transaction date, each asset, liability, revenue and expense involves foreign currencies is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities involving foreign currencies are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations. Our currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce our potential exposure to foreign currency risk.

Oil  and  Gas  Activity

We follow the successful-efforts method of accounting for oil and gas property. Under this method of accounting, we capitalize all property acquisition cost and cost of exploratory and development wells when incurred, pending determination of whether the well has found proved reserves. If an exploratory well does not find proved reserves, we charge to expense the cost of drilling the well. We include exploratory dry hole cost in cash flow from investing activities within the cash flow statement. We capitalize the cost of development wells whether productive or nonproductive.

We expense as incurred geological and geophysical cost and the cost of carrying and retaining unproved property. We will provide depletion, depreciation and amortization (DD&A) of capitalized cost of proved oil and gas property on a field-by-field basis using the units-of-production method based upon proved reserves. In computing DD&A we will take into consideration restoration, dismantlement and abandonment cost and the anticipated proceeds from equipment salvage. When applicable, we will apply the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, which provides guidance on accounting for dismantlement and abandonment cost.

We review our long-lived assets for impairment when events or changes in circumstances indicate that an impairment may have occurred. In the impairment test we compare the expected undiscounted future net revenue on a field-by-field basis with the related net capitalized cost at the end of each period. Should the net capitalized cost exceed the undiscounted future net revenue of a property, we will write down the cost of the property to fair value, which we will determine using discounted future net revenue. We will provide an impairment allowance on a property-by-property basis when we determine that the unproved property will not be developed.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Stock-Based  Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

We  did  not  grant  any  stock options during the period ended August 31, 2005.

Recent  Accounting  Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions," is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption will have no impact on our financial statements.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensations." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No.
123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." During the period ended August 31, 2005, we adopted Standard No. 123R.

In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

NOTE  3  -  OIL  AND  GAS  PROPERTY

La  Vaca  Prospect

By an Oil, Gas and Mineral Lease Agreement ("Lease Agreement") dated July 31, 2005, we were granted the exclusive right of exploring, drilling, mining and operating for, producing and owning oil, gas, sulfur and all other minerals on a
346.16 undeveloped acres of land located in the county of Jim Wells, Texas, USA for a term of five years by the payment of $10,000. We capitalized the amount for the acquisition of the Lease Agreement and the related acquisition costs (legal and broker fees) for a total of $13,894.

Pursuant to the Lease Agreement, we are required to commence our operations on the above said land before the first anniversary date or tender the sum of $1,730.75 as the delay rental to cover the privilege of deferring operations for one year from said date. The Lease Agreement is subject to a royalty payment equal to one-fourth (1/4) of the gross proceeds of sale of all oil and/or gas and saved in any combination from the leased premises as further set out in the Lease Agreement. Further, the Lease Agreement is also subject to a minimum guaranteed royalty in the event of production, which will be in a sum not less than the annual delay rental, or Twenty Five Dollars ($25.00) per acre, whichever is greater, multiplied by the number of acres allocated to proration unit(s), as set out in the Lease Agreement, for producing well(s) located on or pooled with the leased premises.

Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising for the frequently ambiguous conveyancing history characteristic of many mining properties. The company relied on the judgment of oil and gas lease brokers or landmen who perform the filed work in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest. The Company cannot give any assurance that title to such mineral interest will not be challenged or impugned and cannot be certain that it will have valid title to its leased mining properties.


NOTE  4  -  CONVERTIBLE  DEBENTURE

On August 22, 2005, we issued a convertible debenture to our principal shareholder and a director in the amount of $25,000. The convertible debenture is unsecured, non-interest bearing, due December 31, 2007 and convertible at the option of the holder at a price of $0.25 per share at any time. We charged imputed interest at 3.0% per annum and recorded a total of $21 to the additional paid-in  capital  for  the  period  ended  August  31,  2005.

We did not incur beneficial conversion charges because the conversion price is greater than the fair value of our equity.


NOTE  5  -  PREFERRED  AND  COMMON  STOCK

We  have  5,000,000  shares  of  preferred  stock  authorized  and  none issued.

We have 100,000,000 shares of common stock authorized. All shares of stock are non-assessable and non-cumulative, with no preemptive rights.

During the period ended August 31, 2005, we issued 10,000,000 shares of common stock for cash of $500.


NOTE  6  -  RELATED  PARTY  TRANSACTIONS

(a) Included in accounts payable, an amount of $1,743 is due to one of our directors for expenses paid on our behalf.

(b)     See  Note  4.

NOTE  7  -  INCOME  TAXES

At August 31, 2005, we had deferred tax assets of approximately $630 principally arising from net operating loss carryforwards for income tax purposes. As our management cannot determine that it is more likely than not that we will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at August 31, 2005. The significant components of the deferred tax asset at August 31, 2005 were as follows:

                                      August 31, 2005
Net operating loss carryforwards      $  630
Valuation allowance                     (630)
Net deferred tax asset                $    -

At August 31, 2005, we had net operating loss carryforwards of approximately $1,800, which expire in the year 2025.


NOTE  8  -  CONTINGENCIES  AND  COMMITMENTS

Due to the nature of practice in the oil and gas industry and pursuant to the Lease Agreement (Note 3), the title of said land is not warranted either expressed or implied by the lessor. Further, we are required to make a minimum guaranteed royalty of $1,730.75 per annum for the duration of the lease term.


NOTE  9  -  SUBSEQUENT  EVENTS

On November 30, 2005, we effected a 2 for 1 forward split of our issued and outstanding shares of common stock.

                                5,000,000 SHARES

                               THRUST ENERGY CORP.

                                  COMMON STOCK


                                   PROSPECTUS


     We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Thrust Energy Corp. have not changed since the date hereof.

     Until _________, 2006, a period of 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this Offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

     Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Under  Article  IX,  our  bylaws  provide  the  following  indemnification:

01.     INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02.     DERIVATIVE  ACTION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.     SUCCESSFUL  DEFENSE

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.     AUTHORIZATION

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.     ADVANCES

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.     NONEXCLUSIVITY

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.     INSURANCE

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.     "CORPORATION"  DEFINED

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.     FURTHER  BYLAWS

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

                                               Amount
-----------------------------------------------------
SEC  Registration  Fee                   $         54
Blue  Sky  fees  and  expenses                  5,000
Accounting  fees  and  expenses                 7,500
Legal  fees  and  expenses                      7,500
Escrow  agent                                   2,500
Transfer  and  miscellaneous  expenses          2,446
-----------------------------------------------------
Total                                    $     25,000
=====================================================

All  expenses  other  than  the  SEC  registration  fee  are  estimated.


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.


     On June 5, 2005, we issued 8,000,000 restricted common shares were issued to our President, Chief Financial Officer and Director, Thomas Mills, in exchange for cash of $400. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The number of shares has been adjusted to reflect the 2 for 1 forward split that occurred on November 30, 2005. No general solicitation was made in connection with the offer or sale of these securities.

     On June 5, 2005, we issued 2,000,000 restricted common shares were issued to our Secretary and Director, Lou Hilford, in exchange for cash of $100. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The number of shares has been adjusted to reflect the 2 for 1 forward split that occurred on November 30, 2005. No general solicitation was made in connection with the offer or sale of these securities.

     On August 22, 2005, we issued an unsecured convertible debenture in the amount of $25,000 to Thomas Mills, our President. It does not accrue interest and is due and payable on December 31, 2007. The convertible debenture may be converted at any time by Mr. Mills into our common stock at his option at a conversion price equal to $0.25 per share, for a total of 100,000 common shares. The convertible debenture was issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

ITEM  27.  EXHIBITS

EXHIBIT NO.     DOCUMENT


3.1             Articles  of  Incorporation  (1)
3.2             Bylaws  (1)
5.1             Legal  opinion  (1)
10.1 Oil, Gas and Mineral Lease between Thrust Energy Corp. and Sandy Monferdini et al. (1)
10.2            Convertible  Debenture  (1)
10.3            Escrow  Agreement  (1)
23.1            Consent  of  Accountant
23.2            Consent  of  Counsel  (contained  in  Exhibit  5.1)  (1)
99.1            Specimen  Subscription  Agreement  (1)

(1) Previously filed with our initial registration statement on Form SB-2, filed with the SEC on January 9, 2006.


ITEM  28.  UNDERTAKINGS.


(a)     The  undersigned  small  business  issuer  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include  any  prospectus  required by section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ( 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.



                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized,  in  the  City  of Vancouver, British Columbia, Canada, on March 13,
2006.


                              THRUST  ENERGY  CORP.



                              /s/  Thomas  Mills
                              By:  Thomas  Mills,  President  and
                              Principal  Accounting  Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated:


Date:  March  13,  2006       /s/  Thomas  Mills
                              By:  Thomas  Mills,  President  and
                              Principal  Accounting  Officer,  Director

Date:  March  13,  2006       /s/  Lou  Hilford
                              By:  Lou  Hilford,  Vice-President,
                              Secretary,  Director